SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 10, 2001


                          CELLEGY PHARMACEUTICALS, INC.
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             (Exact name of Registrant as specified in its charter)


                                   California
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                 (State or other jurisdiction of incorporation)


         0-26372                                           82-0429727
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       (Commission                                       (IRS Employer
       File Number)                                      Identification No.)


       349 Oyster Point Boulevard, Suite 200
              South San Francisco, CA                                  94080
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      (Address of principal executive offices)                      (Zip Code)


                                 (650) 616-2200
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              (Registrant's telephone number, including area code)


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          (Former name or former address, if changed since last report)

ITEM 5:  OTHER EVENTS.

         Filed with this report as Exhibit 99.01 is a press release issued by Cellegy Pharmaceuticals, Inc. (the "Company") dated August 10, 2001, announcing that the Company has entered into an agreement with Ventiv Integrated Solutions ("VIS"), a division of Ventiv Health, Inc., to commercialize the Company's lead product, Anogesic(R) (nitroglycerin ointment), in the United States.

         Under the terms of the agreement, VIS will deliver integrated marketing and sales solutions, including marketing strategy development and product management support, pre-launch medical education, analytical support, and non-personal promotion. In addition, Ventiv will recruit and train, and the companies will jointly manage, a dedicated sales force of approximately 75 people to launch and support Anogesic.

         VIS will provide the Company with advances of up to $10 million for the commercialization of Anogesic under a funding arrangement covering the first 18 to 24 months of the agreement. In return for providing the financing, Ventiv has the opportunity to realize a higher return than in a normal fee-for-services arrangement through a multi-year royalty stream. Cellegy will retain approximately 80% of the estimated profits from Anogesic over the term of the agreement. Ventiv is also sharing risk in the event that the product does not sell at anticipated levels or if Anogesic is not approved by the FDA, in which case, Ventiv and Cellegy would split the funding provided for the costs incurred in the pre-launch phase.

         Anogesic is under development to treat chronic anal fissures, a painful condition with no approved drug therapy. In June 2001, the Company completed patient enrollment in a confirmatory Phase III clinical trial using Anogesic to treat pain associated with chronic anal fissures and filed a New Drug Application ("NDA") with the Food and Drug Administration. The Company expects to supplement the NDA by year end with the results of its Phase III trial.

         This report contains forward-looking statements. Such forward-looking statements involve known and unknown risks that may cause Cellegy's performance to differ materially from those contemplated by the forward-looking statements. For Cellegy Pharmaceuticals, such risks include, without limitation, the timing of completion and the outcome of clinical trials, potential delays in planned regulatory filings, the uncertainty of regulatory approval and the scope of patent coverage. For further discussion of these and other risk factors, readers of this report are referred to documents filed from time to time by Cellegy Pharmaceuticals, Inc. with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2000 and quarterly reports on Form 10-Q filed since that date.

ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.
                  --------

                  99.01 Press Release issued by the Registrant dated August 10, 2001.

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

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: August 14, 2001              CELLEGY PHARMACEUTICALS, INC.


                                   By: /s/ K. MICHAEL FORREST
                                       -----------------------------------------
                                        K. Michael Forrest
                                        Chairman, President and Chief Executive
                                        Officer

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